Exhibit 23.b

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 concerning 60,000 limited partnership interests of The Jones Financial Companies, L.L.L.P. ("JFC") of our report dated February 20, 1998, included in the Form 10-K of JFC for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.

                                       Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP

St. Louis, Missouri
March 17, 1998